QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY
(Not To Be Used for Signature Guarantee)
To Tender Shares of Common Stock
of
REACHLOCAL, INC.
Pursuant to the Offer to Purchase
Dated July 11, 2016
of
RAPTOR MERGER SUB, INC.
a wholly owned subsidiary
of
GANNETT CO., INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON FRIDAY, AUGUST 5, 2016, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

        This form, or a substantially equivalent form, may be used to accept the Offer (as defined in the Offer to Purchase) if the certificates for shares of common stock, par value $0.00001 per share, of ReachLocal, Inc. ("ReachLocal") are not immediately available and cannot be delivered to the Depositary prior to the expiration of the Offer (the "Expiration Time"), if the procedure for book-entry transfer cannot be completed before the Expiration Time or if any other documents required by the related Letter of Transmittal cannot be delivered to the Depositary by the Expiration Time. Such form may be transmitted by telegram, facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Mail:	By Overnight Courier:
Computershare C/O Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare C/O Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

By Facsimile Transmission
For Eligible Institutions Only
(617) 360-6810
To confirm fax for Eligible Institutions only:
(781) 575-2332 (Call this number ONLY if you are confirming a facsimile transmission)

For information call: Innisfree Toll-Free (888) 750-5834

        Delivery of this notice of guaranteed delivery to an address, or transmission of instructions via facsimile, other than as set forth above will not constitute valid delivery.

        Deliveries to Gannett Co., Inc. or to the information agent for the Offer will not be forwarded to the Depositary, and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the Offer to Purchase) will not constitute valid delivery to the Depositary.

        You cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC's PTOP platform.

Ladies and Gentlemen:

        The undersigned hereby tenders to Raptor Merger Sub, Inc., a Delaware corporation (the "Purchaser") and wholly owned subsidiary of Gannett Co., Inc., a Delaware corporation ("Parent"), the number of shares indicated below, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, which together (and as each may be amended or supplemented from time to time) constitute the Offer, and the receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of ReachLocal.

Number of Shares Being Tendered Hereby:	Shares

SHAREHOLDERS COMPLETE AND SIGN BELOW

Certificate No.(s) (if available):

Name(s) of Stockholders:	Area Code & Phone No.:	Address(es) of Stockholders:

Signature(s) of Stockholder(s):	Date:

If shares will be tendered by book-entry transfer provide the following information:

Name of Tendering Institution:

Account No:

THE GUARANTEE SET FORTH ON THE FOLLOWING PAGE MUST BE COMPLETED.

 GUARANTEE

(Not To Be Used for Signature Guarantee)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity is a member in good standing in an acceptable medallion guarantee program or a bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each of the foregoing constituting an "Eligible Guarantor Institution") hereby guarantees (1) that the above-named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 and (3) that the delivery of the shares tendered hereby to the Depositary, in proper form for transfer, or a confirmation that the shares tendered hereby, have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the Depositary's account at the book-entry transfer facility, together with a properly completed and duly executed Letter of Transmittal, or in the case of a book-entry transfer, Agent's Message (as defined in the Offer to Purchase), and any other required documents, all within three NASDAQ trading days of the date hereof.

        The Eligible Guarantor Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (or Agent's Message in the case of a book-entry transfer), and certificates representing shares (or a confirmation that the shares tendered hereby have been delivered under the procedure of book-entry set forth in the Offer to Purchase) to the Depositary within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Guarantor Institution.

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

QuickLinks

  Exhibit (a)(1)(C)
GUARANTEE (Not To Be Used for Signature Guarantee)